Office Building

House Leasing Contract

No.: 0022342

Shanghai Mart Office Building

Lease Contract

No.: 0022800

The Lessor (Party A): Shanghai Mart Co., Ltd.

Registered address: 2299 West Yan’ an Road, Shanghai, China

The leasee (Party B): Ningsheng Finance Information Service (Shanghai) Co., Ltd.

Registered address: Part 173, ground floor of C building, No.155, 1st Futexi Road, China (Shanghai) Pilot Free Trade Zone

E-mail: none

Fax No.: none

According to negotiation, Party A and Party B reached the following lease contract on the matters of Party B renting Party A’s office building:

I. House, area and purpose

1. Rent one rooms of the office building, the address is No. 2404, 2299 West Yan’ an Road, Shanghai, China. Total rental area: 192.40 ㎡

2. When Party A delivers the house to Party B, both sides shall sign the “Property Acceptance list of Shanghai Mart Office Building” in terms of the inner conditions of the house, this acceptance list acts as the attachment of the contract; except as otherwise agreed in writing by two sides, this acceptance list also shall be the acceptance basis when Party B returns the house to Party A.

3. This house is only to be used as an office, Party B shall not alter its purpose without permission.

II. Lease term

The lease term is from November 17, 2015 to November 29, 2017.

The term from November 17, 2015 to December 16, 2015 is the rent-free period of Party B, during which period Party B does not pay the rent, but Party B shall pay the management fee, electric charge, telephone bill and other payables within this period.

If the contract is terminated in advance due to Party B’s reason, then Party B will not be entitled to the rent-free period stipulated in the above clause, while Party A has the right to charge Party B’s rent within the rent-free period.

III. Rent, management cost, electric charge, telephone opening

1. The rent of the house is calculated based on the rental area, and it is paid in RMB.

The rent is RMB 5.00 Yuan per square meter one day during the lease term form December 17, 2015 to December 16, 2016, the monthly rent charged to Party B by Party A is RMB 29260.83 Yuan.

The rent is RMB 5.23 Yuan per square meter one day during the lease term form December 17, 2016 to November 29, 2017, the monthly rent charged to Party B by Party A is RMB 30606.83 Yuan.

If the contract is renewed when the lease term is expired, Party A has right to adjust the rent according to the market condition and level characteristics of Party A’s lease region.

2. The management fee is calculated as per the rental area, including property management fee, air conditioning cost, electricity and water costs in public area, all shall be paid in RMB.

The rent is RMB 31.00 Yuan per square meter one month during the lease term from November 17, 2015 to November 29, 2017. The total rent is RMB 5964.40 Yuan per month.

Party A can increase their management fee, but the increased range shall not be more than 10% each calendar year, however, if the increased range of management fee is more than 10% due to the increase of Shanghai municipal public utility fees, Party A is able to adjust the management fee according to the adjusted situation of Shanghai municipal public utility fees.

3. Electric charge

Electric charge inside the house: calculated based on the independent electricity meter, and charged as per Party A’s unified unit price(RMB 1.20 Yuan Per KWH), in the event of an adjustment of electricity price by the electric power department, Party A has the right to make corresponding adjustment therewith.

4. Service charge for telephone line

Party B shall apply for the installation of telephone to Shanghai municipal Telecom by himself, and meanwhile, pay RMB 400 Yuan per household as a service charge per telephone line to Party A.

IV. Earnest money

1. When signing the contract, Party B shall pay earnest money to Party A, the amount is RMB 91820.49 Yuan. About Party B paying earnest money stipulated in the contract, it is the condition for this contract coming into effect.

2. The earnest money is the assurance of Party B’s performance of this contract. In any case, Party B shall not require Party B to use the earnest money to defray rent or any other expenses payable.

3. When the contract is terminated or terminated in advance through negotiation of both sides, when Party B restores the house to its original state as stipulated in the contract and returns the house, as well as has paid off all the payable expenses related to this house, then Party A shall return the earnest money to Party B in original currency, except for the case that Party A confiscates the earnest money in accordance with the stipulation of the contract.

V. Payment method

1. Rent and management fee are prepaid on a monthly period, first period of rent and management fee shall be paid before 5 days of lease commencement date, since then, each period of rent and management fee shall be paid before the 25th day of previous calendar month.

2. Party B shall voluntarily pay the telephone bill to Shanghai municipal Telecom after receiving telecom bill, Party B shall pay electric charge to Party A in accordance with the billing information of “Service Center of Online Reconciliation of Shanghai Mart Office Building” in schedule time.

3. If Shanghai Telecom cuts off Party B’s telephone communication due to Party B’ s overdue payment, all consequences shall be undertaken by Party B itself.

4. All payables shall be paid in cash or in the way of bank transfer.

VI. Liquidated damages of contract and Overdue liquidated damages

1. If Party B violates the regulations of the contract, the earnest money which has been paid by Party B shall be retained as the liquidated damages of contract.

2. If Party B does not pay rent, management fee and other expenses payable on time according to the contract, Party B shall pay Party A 0.5% of late payments as liquidated damages until the actual payment day.

VII. Responsibility of house repairing

1. During the lease term, Party A shall ensure safe use of the house. If the house and its original facilities are damaged by force majeure or ordinary wear and tear, Party B shall timely notify Party A’s relevant department for repairing. When Party A carries out the repairing, Party B shall give assistance and cooperation.

2. If Party B decorates or alters original facilities including adding any facility, Party B shall achieve Party A’s written permission, the specific decoration shall comply with the attachment of the contract “Decoration Regulation of Shanghai Mart Office Building”.

VII. Contract extension

If the contract is renewed when expired, Party B shall put forward to Party A in writing three months in advance, if Party A agrees to renew the contract, then two sides shall renew it within 15 days before its expiry.

IX. Party A’s obligations

1. When Party A delivers this house to Party B, the house shall be in a good condition.

2. From 9:00 AM to 6:00 PM in each working day(except for statutory holidays and that stipulated by government’s relevant department, the specific mode of execution which notified by Party A shall prevail), Party A ensures to provide air conditioner or ventilation, elevator, escalator, lighting and cleaning in public area and other services. If the service is interrupted or stopped due to mechanical failure, accident and other factors which Party A cannot predict or control, Party A shall recover it as soon as possible.

3. Party A is responsible for property management and general security work.

4. Comply with and perform all regulations of the contract.

X. Party B’s obligations

1. Rent, management fee and other expenses payable shall be paid in accordance with the regulations of the contract.

2. Party B shall comply with the “Administrative Rules of Shanghai Mart Office Building” formulated by Party A and other various property administrative rules made by Party A every now and then.

3. Party B shall not change the workplace use of the house and shall not dispose this house and its original facilities in the form of sublet, transfer and mortgage or in other disguised forms.

4. When the contract is expired or terminated in advance, the house shall be restored to original state as stipulated in the contract and then delivered to Party A.

5. Comply with and perform all regulations of the contract.

XI. Restore to original state

When the contract is expired or terminated in advance, Party B shall remove all items before termination or date of rescission, and deliver the house to Party A after restoring it to its original state.

The so-called restoration of the original state means the house shall be restored to the state described in the property acceptance list of Shanghai Mart Office Building which signed by two sides, except for natural wear and tear. The costs caused due to the restoration of the original state shall be paid by Party B; and Party B shall compensate for damages on the house and its original facilities. If Party B completes the restoration of the original state, the rent will be refunded officially after Party A approves the acceptance.

If the original state of the house is restored with delay, Party A has the right to stop supplying power, air conditioner, telephone communication and other services, voluntarily restore the house and take back, meanwhile, Party A will confiscate the earnest money as the liquidated damages of contract and charge the overdue rent and management fee of Party B(at that time, if Party A’s rent and management fee have been adjusted, the overdue rent and management fee shall be paid as per the adjusted price);

For objects left inside the house( things that Party A agrees to remove), Party B shall timely clear up, if Party B does not take away or clear up the left objects within 5 days, Party B agrees Party A to voluntarily dispose it as derelict.

XII. Responsibility for breach of contract

1. If Party A does not deliver the house to Party B as scheduled, for one overdue day, Party A shall pay 0.5% of monthly rent to Party B as the overdue liquidated damages, if delay two weeks, Party B has right to terminate the contract, Party A shall refund the earnest money to Party B, but it is the limitation for Party A to assume the liability for breach of contract.

2. During the validity period of lease contract, Party B shall not unilaterally propose the termination of contract, otherwise, it can be handled as the breach of contract of Party B, Party A has right to confiscate the earnest money as the liquidated damages of lease contract terminated in advance.

3. If Party A’s legal interest is violated due to the intention or negligence of Party B including its user, employee, entrusted decoration company, Party B shall undertake corresponding legal liability.

4. In any of the following cases, Party A can terminate the contract after sending the notice of the termination:

➀ Party B does not pay rent, management fee, all expenses payable, overdue liquidated damages as scheduled, and overdue payment for two weeks, or without paying the payables for three times accumulated, or the bill paid by Party B is refunded or refused.

➁ Party B violates the contract or the attachment of the contract.

➂ Party B engages in illegal activities or activities which are not comply with the purpose of leasing.

➃ Party B is subjected to the treatment of seal up and stopping business for rectification from judiciary authorities or administration office.

5. If Party B has the situation of breach of contract of the above clauses 2, 3, 4, in addition to having the right to timely stop supplying power, air conditioner and other services, and take back the house, Party A also can take any of the following measures or all measures:

➀ Require Party B to pay the late payments of rent, management fee, electric charge and other payables, as well as pay the overdue liquidated damages;

➁ Confiscate the earnest money as the liquidated damages of the contract;

➂ Temporarily restrict Party B’s personnel or property to in and out of the leased unit of Party A;

➃ Party A charges the loss caused due to Party B’s breach of the contract, meanwhile, Party A has the right to charge the full amount of rent to Party B till the expiry of the lease contract.

XIII. Miscellaneous

1. Party B agrees that Party A may enter the premises for inspection or take necessary measures for disposition based on the demand for management and for the Party B’s interests, safety, or safety of the premise and facilities or other demand for public interests and safety, or any occurrence of other emergent circumstances.

2. In case Party A is unable to provide the premise due to reason of force majeure, the contract shall be terminated automatically, and the prepaid rent and management fee shall be calculated according to the actual renting period, and Party A shall return the balance to Party B without interest, and neither party shall assume any responsibility for breach of contract.

3. Once the contract is signed, Party B shall be the responsible person for public security and fire protection of the renting area , which means the responsibilities of public security and fire protection of such area shall be assume by Party B. Party B shall submit the name and contract No. of the contact person for public security and fire protection to Party A within two weeks since the renting, and Party A shall transfer such information to the police station and fire department in case of inspection.

4. In case of any financing need of the shareholders, Party A’s building has been mortgaged to Industrial and Commercial Bank of China for financing, and Party B’s rights under this lease contract shall not be influenced during the period of mortgage.

5. In case Party B needs to go through the procedures of ownership registration of all kinds such as filing for lease and registration, the costs generated therein shall be assumed by Party B.

XIV. Other supplementary clauses

1. In case Party B signs this lease contract in the right as principal of “individual” or “preparatory” with Party A, Party B shall establish a legal Chinese company through registration after signing the contract, and shall provide legal documentation (such as business license, etc.) of the company’s legal registration for Party A to put on record within two months since the renting date, and in case Party B is unable to provide such documentation in time, it shall be considered as the company is failed in incorporation according to the law as scheduled, and Party A shall have the right to terminate the lease contract, unless there is an unpredictable and reasonable delay, and in case of any circumstance of termination of tenancy in advance generated therein, Party B shall assume the responsibility for breach of contract as regulated in the lease contract.

2. In case Party B signs this lease contract as a principal of “overseas company” with Party A, Party B shall establish a Shanghai representative office of the legal overseas company through registration after signing the contract, and shall provide legal documentation (such as registration certificate, etc.) of the representative office’s legal registration for Party A to put on record within two months since the renting date, and in case Party B is unable to provide such documentation in time, it shall be considered that the representative office has failed in incorporation according to the law as scheduled, and Party A shall have the right to terminate the lease contract, unless there is an unpredictable and reasonable delay, and in case of any circumstance of termination of the contract in advance generated therein, Party B shall assume the responsibility for breach of contract as regulated in the lease contract.

3. In case this lease contract is a renewal of contract, both parties shall agree that Party B paid the deposit and surplus payment (if any) under the lease contract shall be transferred to this lease contract for the deduction of deposit that shall be paid by Party B under this lease contract after the original “Lease contract of office building of Shanghai Mart (No.:/)” is fully implemented, and if there is any surplus, the surplus payment shall be used to offset other payables of this lease contract. In case there is any third party involved in the renewal of the contract, such third party shall sign a tripartite agreement as a supplementary agreement.

4. After signing the contract and affixing the seal by the two parties, a copy of the “Account Password Sheet” shall be submitted to Party B along with the contract (Party A will not provide it again in case Party B has had such “Account Password Sheet”), and in case Party B has not received such “Account Password Sheet”, Party B shall notify Party to provide the account password again. After receiving such “Account Password Sheet”, Party B shall log in the website of “Service center for on-line account checking of Shanghai Mart” (https://biz.shanghaimart.com) as designated by Party A for the account registration, and Party B shall be obliged to log in the website to check the bill information.

XV. Attachment

Administrative Rules of Shanghai Mart Office Building, Decoration Rules of Shanghai Mart Office Building, Property Acceptance List of Shanghai Mart Office Building are integral parts of this contract which have the same legal force with this contract.

XVI. Settlement of disputes

This contract applies to law of the People’s Republic of China.

Any disputes related to the contract shall be settled through friendly negotiation of both sides, if it fails, either party shall submit the dispute to Shanghai International and Trade Arbitration Commission (Shanghai International Arbitration Center) for arbitration.

XVII. Detailed communication address

Party B’s communication address (consignee address) is Party B’s registered address or the leased house or e-mail (if any) or fax(if any), if the notice or any other letters issued by Party A is signed for by Party B’s personnel inside the house or sent to Party B’s registered address or the email in Shanghai Mart or sent to Party B’s email (if any) or fax(if any), it will be regarded as effective delivery.

If Party B changes the above communication address, he shall notify Party A in writing in advance immediately. (when signing this lease contract, if Party B does not provide new email or fax number, then the email and fax number provided in the original lease contract by Party B remain applying to this lease contract.)

XVIII. Take effect

1. This contract is written in Chinese, with each party holding one original copy. If both sides sign the English version at the same time, then the Chinese version shall prevail.

2. The contract is signed with an affixed seal by authorized representatives of both sides, and it will come into effect upon Party A actually receiving the earnest money (full amount) stipulated in the contract.

(No text below)

Party A: Shanghai Mart Co., Ltd.	Party B: Ningsheng Finance Information Service (Shanghai) Co., Ltd.
Authorized representative (signature)	Authorized representative (signature)
Company seal:	Company seal:
Date of signature :	Date of signature: